Exhibit 5.3

[Letterhead of McCann FitzGerald, Dublin Office]

19 October 2021
The Addressees in Schedule 1 (Addressees) hereto (collectively, the “Addressees”)

Private and Confidential

AerCap Ireland Capital Designated Activity Company and AerCap Ireland Limited

Form F-3 Registration Statement

Dear Sirs

1.	Introduction

1.1

We have acted as special Irish counsel to AerCap Ireland Capital Designated Activity Company (“AICD”) and AerCap Ireland Limited (“AIL”) in connection with the Documents (as defined below). We have been requested to give an opinion in connection with certain Irish law aspects of the Documents (as defined below).

1.2	We are qualified to give this legal opinion (“Opinion”) under Irish law on the bases, under the assumptions, and subject to the reservations and qualifications set out below.

2.	Bases of Opinion

2.1

This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future nor to advise any Addressee of any change in law, change in the interpretation of law, or of any information which may come to our attention following the date of this Opinion, which might affect or alter the opinions set out herein.

2.2	For the purposes of giving this Opinion we have examined original, facsimile or electronic copies of:

(a)	the executed Documents;

(b)	a certificate of a director of each Company dated the date of this Opinion (the “Certificates”); and

(c)	results of the Searches (as defined below),

together the “Reviewed Documents”.

2.3	We have not examined:

(a)	any documents relating to the Transactions other than the Reviewed Documents, even where other documents are referred to in the Reviewed Documents; or

(b)

any other documents or other instruments affecting the Companies or any other person and any other corporate or other records of the Companies or any other person, other than as stated in this Opinion.

2.4	In this Opinion:

“Addressees” means each of the parties set out in Schedule 1 (Addressees);

“Companies Act” means the Companies Act 2014;

“CRO” means the Companies Registration Office of Ireland;

“Courts” means the Courts of Ireland, unless otherwise indicated, and “Court” shall be construed accordingly;

“Documents” means each of:

(a)

Form F-3 registration statement filed by AICD as Irish issuer and AerCap Global Aviation Trust, as US issuer, (together, the “Issuers”), and Holdings, AerCap Aviation Solutions B.V., AIL, AerCap US Global Aviation LLC and International Lease Finance Corporation, as Guarantors (collectively, the “Guarantors”), with the Securities and Exchange Commission of the United States of America (“SEC”) on 19 October 2021 (the “Registration Statement”) in accordance with the requirements of the Securities Act of 1933 (as amended) of the United States of America (the “Securities Act”) relating to the proposed issuance and offer, from time to time, of an indeterminate number of debt securities (the “Debt Securities”) each to be guaranteed by the Guarantors; and

(b)

Form of Indenture (the “Form of Indenture”) to be filed as Exhibit 4.25 to the Registration Statement, to be entered into among the Issuers, the Guarantors and the Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), and “Document” means any one of them;

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“E-Commerce Act” means the Electronic Commerce Act 2000;

“eIDAS Regulation” means EU Regulation No. 910/2014 on electronic identification and trust services for electronic transactions in the internal market;

“EU” means any of the European Communities, the European Union and the European Economic Area, as the context requires or permits;

“Financial Assistance Declaration” means each declaration of all or a majority of the directors of each Company pursuant to section 202 of the Companies Act, copies of which are attached to the Certificates;

“Financial Assistance Resolution” means each special resolution of the relevant member entitled to attend and vote at a general meeting of each Company, copies of which are attached to the Certificates;

“Guarantees” means the guarantees contemplated by the Form of Indenture to be given by, inter alios, AIL, pursuant to the Indenture when the Indenture is entered into;

“Holdings” means AerCap Holdings N.V.;

“Indenture” means the Indenture to be entered into on or prior to the issue of any Debt Securities by, inter alios, the Companies, in the same form as the Form of Indenture;

“Insurance Acts” means the Insurance Acts 1909 to 2018, regulations made thereunder and regulations relating to insurance made under the European Communities Acts 1972 to 2012;

“Minutes” means the minutes of a meeting of the board of directors of each Company held on 6 October 2021, copies of which are attached to the Certificates;

“Parties” means, in respect of a Document, the parties to that Document and “Party” means any of them;

“Searches” means the searches made by independent law searchers on our behalf against each Company on 19 October 2021 in:

(a)	the CRO;

(b)	the Petitions Section of the Central Office of the High Court of Ireland; and

(c)	the Judgments Office of the Central Office of the High Court of Ireland; and

“Transactions” means the transactions contemplated by the Documents or any of them, as the context requires or permits.

2.5	All headings used in this Opinion are for ease of reference only and are to be disregarded in the construction of this Opinion.

2.6

Any reference to any legislation or legislative provision shall be deemed to refer to such legislation or legislative provision as the same has, as of the date of this Opinion, been amended, extended, consolidated, re-enacted or replaced. Reference to any EU legislative provision shall be construed as encompassing, where relevant, reference to the same as it has been amended, replaced or consolidated at the date of this Opinion.

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2.7

This Opinion (and any non-contractual dispute arising in connection with this Opinion) is governed by, and interpreted in accordance with, Irish law and is subject to the exclusive jurisdiction of the Courts.

2.8	This Opinion is limited to the matters expressly stated in this Opinion and does not extend, and is not to be read as extending by implication, to any other matter. In particular:

(a)	save as expressly stated herein, we express no opinion on the effect, validity, or enforceability of or the creation or effectiveness of any document;

(b)	we express no opinion on the contractual terms of any document other than by reference to the legal character thereof under the laws of Ireland;

(c)

we have made no investigation of, and express no opinion on, the laws or regulations, or the effect on the Documents and the Transactions of the laws or regulations, of any country or jurisdiction other than Ireland (whether or not specific reference is made to any such law or regulation in any Document), and this Opinion is strictly limited to the laws of Ireland as in force on the date hereof and as currently applied or interpreted by the Courts (excluding any foreign law to which reference may be made under the rules of Irish private international law, statute or EU law);

(d)

we express no opinion on the laws of the EU as they affect any jurisdiction other than Ireland. With respect to EU law, our opinion is solely based on Irish principles of construction and interpretation of EU law, and we have made no investigation of how any other principles of construction that may be applied in any jurisdiction other than Ireland may affect any matter set out in this Opinion;

(e)	we express no views or opinion on matters of fact or tax;

(f)

we express no opinion as to the existence or validity of, or the title of any person to, any assets which are or purport to be transferred or otherwise dealt with under the Documents or to the nature or effectiveness of any such transfer or as to whether such assets are capable of being so dealt with free of any equities or security rights or interests which may have been created in favour of any other person; and

(g)	we express no opinion on any Party, transaction or document other than as expressly provided for in this Opinion.

2.9

This Opinion is provided solely for the purpose of the Registration Statement and the Transactions, is given for the sole benefit of the Addressees and, except with our written consent (or in accordance with paragraph 2.10 below), is not to be copied, circulated, disclosed to, or used or relied upon by, any other person or used or relied upon by any Addressee for any other purpose. The contents of this Opinion may be disclosed by an Addressee, without our prior written consent, to a banking or other regulatory or supervisory authority in its capacity as a regulator of that Addressee and such disclosure may only be made on the strict understanding that:

(a)	it is for the purposes of information only;

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(b)	we assume no responsibility or liability to any such person as a result or otherwise;

(c)	this Opinion is to be kept confidential by any such person; and

(d)	none of such persons may rely on this Opinion for their own benefit or for that of any other person.

2.10

We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to us in the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not admit that or express any views on whether we are within the category of persons whose consent is required under the Securities Act, or the rules and regulations of the SEC thereunder nor shall we incur any liability solely as a result of the public filing of this Opinion with the SEC.

2.11	In connection with the provision of this Opinion and the Documents, we have taken instructions from Holdings (and its lead counsel Cravath, Swaine & Moore LLP) and no other party.

2.12

In providing this Opinion, we have acted for the Companies and no other person, whether or not an Addressee of this Opinion. This Opinion is provided by us to the Addressees and can only be used by Addressees other than the Companies (the “Other Addressees”), strictly subject to and on the basis of the following:

(a)

we expressly reserve the right to represent the Companies (if all or any of them so request) in relation to any matters affecting any of the matters which are the subject of or connected with this Opinion at any time in the future (whether or not the Other Addressees retain separate advisers on any such matter) and by the Other Addressees relying or using this Opinion, the Other Addressees accept and confirm that we do and will not have any conflict of interest in relation to such representation;

(b)	other than the provision of this Opinion only, we have no obligation to advise the Other Addressees on any of the matters referred to in or connected with this Opinion;

(c)	the provision of this Opinion to the Other Addressees does not create or give rise to any client relationship between us and the Other Addressees;

(d)

that other than the provision of this Opinion only, we have not advised the Other Addressees in relation to the Documents or the transactions contemplated thereby or assisted the Other Addressees in any way in relation to those documents and transactions; and

(e)

other than as a direct result of the provision of this Opinion, we have no and do not accept any duty of care to the Other Addressees in relation to the matters opined on or connected with this Opinion.

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3.	Opinion

Subject to:

(a)	the bases of opinion set out in section 2 (Bases of Opinion) above;

(b)	the assumptions and reservations set out in sections 4 (Assumptions) and 5 (Reservations and Qualifications), respectively, below; and

(c)	any matters or documents not disclosed to us,

we are of the opinion as follows:

3.1	Corporate status

AICD is a designated activity company limited by shares and is duly incorporated under the laws of Ireland. It is incorporated for an indefinite period, is a separate legal entity and is subject to suit in its own name.

AIL is a private company limited by shares and is duly incorporated under the laws of Ireland. It is incorporated for an indefinite period, is a separate legal entity and is subject to suit in its own name.

The Searches do not disclose that any steps have been taken to appoint an examiner to either Company, to appoint a receiver to either Company or to any of their respective assets or to wind up either Company. On the basis of the Searches and the Certificates, each Company is validly existing.

3.2	Legal capacity

Each Company has, at the date hereof, the necessary legal capacity to enter into, deliver and perform the obligations under the Documents to which it is a party (including with respect to the giving of the Guarantee by AIL upon AIL’s entry into the Indenture).

3.3	Corporate authorisation

All necessary corporate action required of each Company, at the date hereof, to authorise the execution and delivery of, and the performance by it of its obligations under, the Documents to which it is a party has been taken (including with respect to the giving of the Guarantee by AIL upon such Company’s entry into the Indenture).

3.4	Due execution

Each Company has duly executed the Registration Statement.

4.	Assumptions

We have assumed the following in respect of all relevant times (including in respect of any document that predates this Opinion, for the duration of the period from and including the date of such document to and including the date of this Opinion), without any responsibility on our part if any assumption proves to have been untrue or incorrect as we have not independently verified any assumption:

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Authenticity/Completeness of the Documents

(a)

the genuineness of any signatures and seals upon all original documents of any kind examined by us and upon the original of any copy, facsimile or electronic copy document examined by us and that, in the case of any signature that purports to have been witnessed, the witness was physically present to witness such signature;

(b)	the authenticity of all documents sent to us as originals;

(c)	that all documents requiring to be delivered pursuant to any applicable law have been delivered;

(d)	the completeness and conformity to the originals of all copy, facsimile or electronic copy documents of any kind furnished to us;

(e)

that, where incomplete documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, the originals of such documents correspond in all respects with the last draft of the complete document submitted to us;

(f)

that where a “black or redlined” version of a document has been sent to us for the purpose of identifying changes to a previous draft, such “black or redlined” version accurately reflects all changes made to the previous draft submitted to us;

Purposes, Benefits and Interests

(g)	that the Documents and the Transactions have been entered into for bona fide commercial purposes, on arm’s length terms and for the corporate benefit of each Party thereto;

Searches

(h)

the accuracy and completeness of the results of the Searches, that the information disclosed by the Searches was up to date and that the information contained in the Searches has not, since the date and time the Searches were made, been altered and that there was no information which had been delivered for registration or filing that did not appear in the relevant records or files at the time the Searches were made;

Certificates

(i)

the accuracy and completeness of the statements contained in each Certificate and of the documents attached to each Certificate as at the date of the relevant Certificate and on the date of this Opinion and that no further investigation or diligence whatsoever in respect of any matter referred to, or the statements made, in the Certificates (or in the attachments thereto) is required of us by the Addressees;

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Governing Law and Foreign Law

(j)	as a matter of all relevant laws (other than, insofar as such laws apply to the matters expressly covered by this Opinion, the laws of Ireland):

(i)	all obligations under the Documents will, upon execution and, where relevant, delivery thereof, be valid, legally binding upon, and enforceable against, the Parties thereto;

(ii)	words and phrases used therein have the same meaning and effect as they would if the Documents were governed by Irish law;

(iii)	the choice of governing law(s) is bona fide and valid and there are no grounds for avoiding it based on public policy;

(iv)

all consents, approvals, notices, filings, recordations, publications, registrations and other steps necessary or desirable in order to permit the execution, delivery (where relevant) or performance of the Documents or to perfect, protect or preserve any of the interests created by the Documents, have been obtained, made or done, or will be obtained, made or done, within any relevant permitted period(s); and

(v)	the legal effect of the Documents, and the matters expressed to be effected thereby, as set out in the Documents will, upon execution and, where relevant, delivery of the Documents, be effective.

For the purposes of this assumption, “relevant laws” in respect of each Document include most notably:

(A)	the laws of the jurisdiction of incorporation of each Party and each jurisdiction through which each Party acts for the purposes thereof;

(B)	its applicable governing law; and

(C)	the lex situs and, if different, the law governing the creation of the assets which are, or purport to be, dealt with under such Document;

(k)

that there are no provisions of the laws of any jurisdiction outside Ireland which are or will be applicable to the Documents which would be contravened by, or are inconsistent with, the execution, performance or delivery of the Documents and that none of the opinions expressed above will be affected by the laws (including the public policy) of any jurisdiction outside Ireland;

(l)

insofar as any obligation or right of a Party pursuant to the Documents falls or will fall to be performed or, as the case may be, exercised in any jurisdiction outside Ireland, that its performance or, as the case may be, exercise will not be illegal or ineffective by virtue of the laws of that jurisdiction;

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Parties

(m)	that:

(i)	each Party to the Documents (other than the Companies in relation to matters expressly covered by this Opinion):

(A)	has been duly incorporated or established;

(B)	is validly existing;

(C)

has the necessary power, authority and capacity to take the benefit of the Documents expressed or intended to be for that Party’s benefit, and to perform its obligations under the Documents to which it is a party, under the laws of the jurisdiction under which it is constituted and any other applicable laws; and

(ii)

each Party has complied with and will comply with all the laws and regulations applicable to the Transactions in any jurisdiction (other than Ireland insofar as such laws and regulations apply to the matters expressly covered in this Opinion) and has obtained all governmental and other consents, licences and approvals required for the execution, delivery and performance thereof by the laws of the jurisdiction (other than Ireland insofar as such consents, licences and approvals apply to the matters expressly covered by this Opinion) under which the same is to be performed (including such filing, registration, recording or enrolling of the Documents in any such jurisdiction as may be required to ensure the legality, validity, enforceability or admissibility in evidence thereof);

(n)

all necessary corporate and shareholder action has been duly and correctly taken by each Party (other than the Companies) to authorise its entry into, delivery and execution of the Documents to which it is a party and to perform its obligations thereunder;

(o)

that the Documents have been or (as the case may be) will be (other than in the case of the Companies) duly executed by a person or persons duly authorised to do so on behalf of, and, as necessary, so delivered by, each of the parties thereto in accordance with its constitutional documents and the laws of the jurisdiction under which it is incorporated or otherwise constituted;

(p)

other than the Trustee acting in its capacity as such, each Party acts and shall act as principal and not as agent or in any other capacity whatsoever, fiduciary or otherwise and shall be personally liable as regards the obligations expressed to be owing by it and shall be the beneficial owner of obligations expressed in the Documents to be owed to it;

(q)

no Party has notice of any prohibition or restriction on the creation, execution or performance of the Documents and there are no contractual or similar restrictions binding on any of the Parties which would affect the conclusions in this Opinion;

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Other Agreements

(r)

that there are no agreements or arrangements in existence between the Parties (or any of them) to a Document which in any way amend, add to or vary the terms of the Document or the respective rights or interests of the Parties thereto;

No Insolvency

(s)

no Party is (or, as the case may be, was) at the date of execution or the effective date of the Documents, or will as a result of the Transactions, become insolvent or unable to pay its debts or deemed to be so under the Companies Act or any other applicable statutory provision, regulation or law;

Financial Transfers

(t)	that the Transactions and other matters contemplated under, or otherwise in connection with, the Documents are not and will not be affected or prohibited by:

(i)

any restrictions arising from EU Regulations having direct effect in Ireland, or by orders made by the Minister for Finance under the Financial Transfers Act 1992, the Criminal Justice (Terrorist Offences) Acts 2005 and 2015 or the European Communities Acts 1972 to 2012. At the date of this Opinion they include restrictions on financial transfers involving residents of certain countries and certain named individuals and entities arising from the implementation in Ireland of United Nations and EU sanctions; or

(ii)	any directions or orders made under the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 to 2021; or

(iii)	any exchange control restrictions of any member of the International Monetary Fund that are maintained or imposed consistently with the Articles of Agreement of the International Monetary Fund;

Financial Assistance

(u)

save as expressly set out in the Financial Assistance Declaration, section 82 (Financial assistance for acquisition of shares) of the Companies Act has no application to the Documents or the Transactions;

(v)	a copy of the Financial Assistance Declaration will be delivered to the Registrar of Companies within 21 days of the date on which the financial assistance referred to therein was given;

(w)

that the opinions and matters respectively stated in the Financial Assistance Declaration were when stated and given, and now remain, true and accurate and complete and are not misleading or incorrect in any respect;

(x)	in relation to each Company:

(i)

that the directors whose identities and signatures appear on the Financial Assistance Declaration were all or a majority of the directors of the relevant Company when the Financial Assistance Declaration was made;

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(ii)	that the Financial Assistance Declaration was made on the date of the Financial Assistance Declaration at the meeting of the board of directors of the Company referred to in the relevant Minutes;

(iii)

that, as at the date of the Financial Assistance Resolution, the company named on the Financial Assistance Resolution was the only member of the relevant Company entitled to attend and vote at any general meeting of such Company;

(iv)	that the person who signed the Financial Assistance Resolution on behalf of a body corporate was a duly authorised representative of that body corporate; and

(v)	that a copy of the signed Financial Assistance Declaration was attached to the Financial Assistance Resolution prior to its execution;

(y)	the financial assistance referred to in the Financial Assistance Declaration was or will be given by each Company within 12 months of the passing of the relevant Financial Assistance Resolution;

(z)

there are no other facts and there is no other information in relation to the giving of financial assistance by the Companies of which we do not have actual knowledge (being the actual knowledge of Hilary Marren, Hugh Beattie, Ronan Murphy and Anya Gleichmann, the lawyers in this firm who have acted for and on behalf of the Addressees) and which, if disclosed to us, would cause us to amend this Opinion;

Section 238 and 239

(aa)

that section 238 (Substantial transactions in respect of non-cash assets and involving directors etc.) and section 239 (Prohibition of loans, etc., to directors and connected persons) of the Companies Act have no application to any Document or the Transactions;

Group Companies

(bb)

that Holdings is and will at all times be the ultimate holding company (within the meaning of section 8 (Definitions of “holding company”, “wholly owned subsidiary” and “group of companies”) of the Companies Act) of each of the Companies and accordingly, each of Holdings, AICD and AIL is and will at all times be members of the same group of companies consisting of a holding company and its subsidiaries for the purposes of the Companies Act;

Insurance Legislation

(cc)

in considering the application of the Insurance Acts to the Documents, that the Companies have not received nor will they receive any remuneration in connection with any guarantee, indemnity or similar payment obligation given or incurred by either Company under the terms of the Documents;

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Securities Laws

(dd)	any offer or sale of the Debt Securities in Ireland will comply with the requirements referred to in paragraphs 5.21, 5.22 and 5.23 below;

(ee)

none of the parties to the Documents have taken or will take any action that has, or might reasonably be expected to, violate any applicable market abuse or other securities laws of any jurisdiction (including, in the case of Ireland, the provisions of the Central Bank (Investment Market Conduct) Rules 2019, the Market Abuse Regulation (EU 596/2014), the Market Abuse Directive (2014/57/EU), the European Union (Market Abuse) Regulations 2016, any rules made by the Central Bank pursuant thereto and any rules issued under section 1370 of the Companies Act by the Central Bank of Ireland);

(ff)

any admission to trading or listing (or any application made therefor) of the Debt Securities (or interests in them) on any market, whether a regulated market or not, in Ireland or elsewhere (and including the Global Exchange Market of the Irish Stock Exchange plc, trading as Euronext Dublin) will be for the purposes of any of paragraphs (a) to (e) of section 68(3) of the Companies Act. In that regard, we understand that the Debt Securities will have a minimum denomination of at least €100,000 or its equivalent in another currency (including US dollars);

Issue of Debt Securities

(gg)

that the Debt Securities have minimum denominations in excess of €100,000 or its equivalent in another currency (including US dollars) and are executed, authenticated and issued by AICD, as Irish issuer, and AerCap Global Aviation Trust, as US issuer;

Indenture

(hh)	that, in so far as this Opinion relates to the Form of Indenture or the Indenture, upon the effective date of the Indenture:

(i)	each of the other assumptions contained in this Opinion will remain true and accurate by reference to the facts then existing, including without limitation, that:

(A)	the constitutional documents of each Company will be in the forms which are appended to each Certificate and will not have been amended or otherwise modified;

(B)

each of (1) the resolutions of the board of directors of each Company approving the Transactions and approving the entry into all necessary documents in connection therewith (including the Indenture) and the signing, execution, delivery and performance of such documents and the granting of the powers of attorney referred to therein, (2) the Financial Assistance Declaration and (3) the Financial Assistance Resolution, which are appended to each Certificate, have not been amended, modified or revoked and are in full force and effect;

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(C)

the powers of attorney of each Company authorising the persons specified therein to sign or otherwise execute the documents relating to the Transactions (including the Indenture) and the doing of any other acts or things that may be necessary or desirable in connection with the Transactions which are appended to each Certificate have not been amended, modified or revoked and are in full force and effect;

(D)	without prejudice to the foregoing, each statement contained in each Certificate remains accurate by reference to the facts then existing; and

(E)

no Party to the Indenture will be (or, as the case may be, was) insolvent or unable to pay its debts or deemed to be so under the Companies Act or any other applicable statutory provision, regulation or law;

(ii)

the Indenture will be duly executed by each party thereto (including the Companies) and will be in the same form as the version of the Form of Indenture which we have reviewed for the purposes of giving this Opinion and which is exhibited to the Registration Statement;

(iii)	there will have been no change or modification of the laws applicable to the Companies (including the laws of Ireland) since the date of this Opinion; and

(iv)

there are no other facts and there is no other information relating to the entry by each Company into the Indenture or the performance by either Company of its respective obligations under the Indenture of which we do not have actual knowledge on the date of this Opinion (being the actual knowledge of Hilary Marren, Hugh Beattie, Ronan Murphy and Anya Gleichmann, the lawyers in this firm who have acted for and on behalf of the Companies) and which, if we had actual knowledge of such facts or information, would cause us to amend this Opinion or otherwise would have adverse implications in relation to the opinions expressed herein;

(ii)

that the Companies will have entered into the Indenture, and will have commenced the giving of any financial assistance (for the purposes of section 82 (Financial assistance for acquisition of shares) of the Companies Act) arising as a consequence of the entry by the Companies into the Indenture, within 12 months of the Financial Assistance Declaration;

Miscellaneous

(jj)

the truth, accuracy and completeness of all representations as to matters of fact in the Documents and any other representation, certificate and information given to us by or on behalf of any Party (including the Companies) in reply to any queries which we have considered necessary for the purpose of giving this Opinion;

(kk)

the entry by the Parties into the Documents and the performance by them of the Transactions will not infringe the terms of, or constitute a default under, any trust deed, debenture, agreement or other instrument or obligation to which any Party is party or by which any of any Party’s property, undertaking, assets or revenues are bound;

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(ll)	that there are no escrow arrangements or other agreements of a similar type in place in relation to the Documents;

(mm)	that any applicable financial services regulatory requirements have been complied with;

Electronic Signatures

(nn)	any electronic signature inserted on a Reviewed Document was inserted by the relevant signatory for the purpose of signing and authenticating the relevant Reviewed Document; and

(oo)	each Party to a Document signed electronically on behalf of any Party has consented to that Party’s execution by way of electronic signature.

5.	Reservations and Qualifications

Our Opinion is subject to the following reservations and qualifications:

Documents

5.1	Notwithstanding any provision in a Document to the contrary, a Document may be capable of being amended by oral agreement or conduct of the Parties.

5.2

Provisions in a Document imposing additional obligations in the event of breach or default, or of payment or repayment being made other than on an agreed date, may be unenforceable to the extent that they are subsequently adjudicated to be penal in nature. The fact that any payment is held to be penal in nature would not, of itself, prejudice the legality or validity of any other provision contained in a Document which does not provide for the making of such payment.

5.3

Provisions in a Document that determinations, calculations, certifications or acknowledgements are to be conclusive and binding will not necessarily prevent judicial enquiry by the Courts into the merits of any claim by a party claiming to be aggrieved by such determinations, calculations, certifications or acknowledgements; nor do such provisions exclude the possibility of such determinations, calculations, certifications or acknowledgements being amended by order of the Courts.

5.4

To the extent that a Document vests a discretion in any party, or provides for any party determining any matter in its opinion, the exercise of such discretion and the manner in which such opinion is formed and the grounds on which it is based may be the subject of a judicial enquiry and review by the Courts.

5.5

Provisions of a Document providing for severance of provisions due to illegality, invalidity or unenforceability thereof may not be effective, depending on the nature of the illegality, invalidity or unenforceability in question.

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5.6

The effectiveness of terms of a Document exculpating a party from a liability, obligation or duty otherwise owed is limited by law (including, insofar as the liability of trustees is concerned, by section 422 (Liability of trustees for debenture holders) of the Companies Act).

5.7	A person who is not a party to a Document may not be able to enforce any provision thereof which is expressed to be for the benefit of that person.

Insolvency

5.8

The obligations of the Company and each other Party under the Documents are subject to all laws relating to insolvency, bankruptcy, liquidation, receivership, reorganisation, moratorium, examinership, trust schemes, preferential creditors, fraudulent disposition, improper transfer, unfair preference, stabilisation, resolution and other similar or applicable laws or regulations relating to or affecting creditors’ rights generally.

5.9

We draw your attention to the fact that the Companies Act provides that a beneficiary (the “beneficiary”) of a guarantee, indemnity or other similar arrangement (the “guarantee”) in respect of the debt of a company to which an examiner has been appointed, may not enforce the guarantee in respect of that liability (even after expiry of the court protection period) unless the beneficiary has, within the periods set out in section 549 of the Companies Act, served notice on the guarantor offering to transfer to the guarantor any rights, so far as they relate to the debt, which the beneficiary may have under section 540 (Consideration by members and creditors of proposals) of the Companies Act to vote in respect of proposals for a compromise or scheme of arrangement in relation to the company. This rule will not apply if:

(a)	the guarantor is a company to which an examiner has been appointed; or

(b)	both:

(i)	a compromise or scheme of arrangement in relation to the company is not entered into or does not take effect under section 542(3) of the Companies Act; and

(ii)	the beneficiary has obtained the leave of the Irish High Court to enforce the guarantee.

Enforceability/Binding Nature of Obligations

5.10

The description of obligations as “enforceable” or “binding” refers to the legal character of the obligations in question. It implies no more than that they are of a character which Irish law recognises and enforces. It does not mean that a Document will be binding or enforced in all circumstances or that any particular remedy will be available. Equitable remedies, such as specific performance and injunctive relief, are at the discretion of the Courts and may not be available to persons seeking to enforce provisions of a Document. Furthermore, the Courts may not allow acceleration of obligations under a Document where an event of default occurs that is considered immaterial. More generally, in any proceedings to enforce a Document, the Courts may require that the Party seeking enforcement acts with reasonableness and good faith. Enforcement of a Document may also be limited as a result of (i) the provisions of Irish law applicable to contracts held to have become frustrated by events happening after their execution, or (ii) any breach of the terms of a Document by the Party seeking to enforce the same, or (iii) any applicable regulatory obligation binding on any person whether under any law, code of practice or otherwise.

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5.11

Where an obligation is to be performed outside Ireland under a Document, it may not be enforceable in Ireland to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction.

5.12

Any judgment of the Courts for moneys due under a Document may be expressed in a currency other than euro but the order may issue out of the Central Office of the High Court expressed in euro by reference to the official rate of exchange prevailing at or shortly before the date of judgment. In addition, in a winding-up in Ireland of an Irish incorporated company, all foreign currency claims must be converted into euro for the purposes of proof. The rate of exchange to be used to convert foreign currency debts into euro for the purposes of proof in a winding-up is the spot rate as of, in the case of a compulsory winding-up, either the date of commencement of the winding-up (presentation of the petition for winding-up or earlier resolution for winding-up) or of the winding-up order and, in the case of a voluntary winding-up, on the date of the relevant winding-up resolution.

5.13

A Court may refuse to give effect to a purported contractual obligation to pay costs arising from unsuccessful litigation brought against a party and may not award by way of costs all of the expenditure incurred by a successful litigator in proceedings before that Court.

5.14	Claims against any Party may be or become the subject of set-off or counterclaim and any waiver of those or other defences available to each Party may not be enforceable in all circumstances.

5.15	Currency indemnities contained in the Documents may not be enforceable in all circumstances.

5.16	Enforcement of a Document will be limited by any contractual restrictions contained therein or applying thereto.

5.17

We draw your attention to the decision in the English case of R (on the application of Mercury Tax Group Ltd) v. Revenue and Customs Commissioners [2008] EWHC 2721. Although this decision is not binding on the Courts it may be considered as persuasive authority in any proceedings before the Courts. One of the decisions in that case would appear to indicate that a previously executed signature page from one document may not be transferred to another document: (i) at all, in the case of a deed and (ii) unless appropriate authorisation has been given, in the case of a simple contract. Our Opinion is qualified by reference to the above referenced decision.

Statutes of Limitation

5.18	Claims against any Party may become barred under relevant statutes of limitation if not pursued within the time limited by such statutes.

Power of Attorney

5.19	No opinion is expressed on the irrevocability of, or the enforceability of the delegation of, any power of attorney under the Documents.

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Searches

5.20	It should be noted that:

(a)

the search in the CRO is not capable of revealing whether or not a winding-up petition or petition for the appointment of an examiner has been presented; and notice of a winding-up order made, notice of a resolution passed or of a petition presented for winding-up or for the appointment of an examiner, or notice of a receiver or examiner appointed may not be filed with the CRO immediately; and

(b)	searches have not been undertaken in any office of the Circuit Court notwithstanding that the Circuit Court has jurisdiction with respect to the examinership of certain companies.

Offer or Sale of Debt Securities in Ireland

5.21

The underwriting or placement of Debt Securities in or involving Ireland by an Addressee or another person must be in conformity with the provisions of the Companies Act, the European Union (Markets in Financial Instruments) Regulations 2017, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No. 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No. 648/2012 and all implementing measures, delegated acts and guidance in respect thereof, and the provisions of the Investor Compensation Act 1998.

5.22

An offer of Debt Securities to the public in Ireland or seeking their admission to trading on a regulated market situated or operating in Ireland by an Addressee or another person must be in conformity with the provisions of Regulation (EU) 2017/1129 of the European Parliament and of the Council, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any other rules issued under section 1363 of the Companies Act by the Central Bank of Ireland.

5.23

To the extent they may apply, underwriting, placing or otherwise acting in Ireland in respect of the Debt Securities by an Addressee or another person must be in conformity with the provisions of the Market Abuse Regulation (EU 596/2014) and the Market Abuse Directive (2014/57/EU) and transposing legislation, including the European Union (Market Abuse) Regulations 2016, and any rules issued under section 1370 of the Companies Act by the Central Bank of Ireland, the Companies Act, the Central Bank Acts 1942 to 2018 and any codes of conduct rules made under section 117(1) of the Central Bank Act 1989.

Electronic Signatures

5.24

The electronic signature of documents in Ireland is governed by both the E-Commerce Act and the eIDAS Regulation. For the purposes of our opinion at paragraph 3.4 (Due execution), we have considered whether any relevant electronic signature meets the requirements to be an “electronic signature” within the meaning of the E-Commerce Act and the eIDAS Regulation. In this regard we note that Article 25(2) of the eIDAS Regulation provides that a “…qualified electronic signature shall have the equivalent legal effect of a handwritten signature.” It is our view that Article 25(2) of the eIDAS Regulation is facilitative rather than mandatory and that it does not preclude the use of an electronic signature that does not constitute a qualified electronic signature to execute a document.

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Section 14 (Signatures required to be witnessed) of the E-Commerce Act provides that, where a signature to a document is required to be witnessed, that requirement is “…taken to have been met if…” specified criteria are satisfied (including the use of advanced electronic signatures based on qualified certificates by the signatory and the witness). It is our view that this provision is enabling rather than mandatory and, as such, it is possible for an electronic signature of a document to be witnessed otherwise than by satisfying the criteria set out in section 14, provided that the witness is physically present to witness the use of the electronic signature.

Section 10 (Excluded Laws) of the E-Commerce Act provides that sections 12 to 23 (being the provisions enabling the use of electronic signatures) are “…without prejudice to…the law governing…” matters including (of specific relevance to this Opinion):

(a)	“…the creation, execution, amendment, variation or revocation of a trust”; and

(b)

“…the manner in which an interest in real property (including a leasehold interest in such property) may be created, acquired, disposed of or registered, other than contracts (whether or not under seal) for the creation, acquisition or disposal of such interests”.

The law governing the above matters includes requirements for documents relating to the above matters to be in writing and signed on behalf of the parties thereto. It is our view that the better interpretation of section 10 of the E-Commerce Act and those laws is that they do not preclude the use of electronic signatures for this purpose but, in the absence of binding judicial authority on the issue, it is not possible to provide a definitive opinion on the issue.

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Yours faithfully

/s/ McCann FitzGerald

McCann FitzGerald

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Schedule 1

Addressees

1.	The Companies; and

2.	Cravath, Swaine & Moore LLP.

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